SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Bank Plaza, Wheeling, WV 26003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

ITEM 2. Acquisitions or Disposition of Assets
On April 1, 2004, WesBanco, Inc. and Western Ohio Financial Corporation jointly entered into a definitive Agreement and Plan of Merger. Under the terms of the agreement, WesBanco will exchange a combination of its common stock and cash for Western Ohio common stock. Western Ohio will be able to elect a fixed exchange ratio of 1.18 shares of WesBanco common stock or $35.00 in cash. A copy of the News Release containing the announcement is attached as Exhibit 99 to this report.

ITEM 7. Financial Statements and Exhibits
(c) Exhibits
2.1 - Agreement and Plan of Merger – Incorporated by reference to a prior Form 8-K filing, filed by Western
        Ohio Financial Corporation on April 5, 2004, under Commission File No. 0-24120.

99 - Press Release issued by WesBanco, Inc., dated April 1, 2004.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

April 2, 2004	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer